Exhibit 99.1

Rapid7 Promotes Andrew Burton to Newly-Created Role of Chief Operating Officer as Company Continues Scaling Global Operations

Boston, MA – October 4, 2016 – Rapid7, Inc. (NASDAQ: RPD), a leading provider of security data and analytics solutions, today announced that Andrew Burton, its current senior vice president of IT Search, has been promoted to chief operating officer as the company continues to drive customer adoption and disrupt the cybersecurity and IT markets with its security data and analytics platform. In this newly created role, Burton will report directly to the company’s president and chief executive officer Corey Thomas and will focus on Rapid7’s global sales, sales engineering, customer engagement and IT functions.

“We are pleased that Andrew has taken on this newly-created role at Rapid7,” said Corey Thomas, president and chief executive officer of Rapid7. “Andrew is a proven technology executive and I am confident that his leadership and operational expertise will be instrumental in continuing to drive scale, growth, and improving leverage in our business. As head of our IT search and log management business, Andrew has demonstrated strategic vision and executional excellence by integrating Logentries into Rapid7 and helping to bring game-changing products to market through the launch of InsightIDR and our Insight Platform. We look to further leverage Andrew’s considerable range of professional experience to help deliver profitable growth and achieve the highest levels of customer success with our industry leading cloud-based data and analytics solutions.”

“I am incredibly energized to help lead Rapid7’s continued growth with an intense focus on customer acquisition, penetrating our expanding target markets, scaling our business and driving operational excellence,” said Andrew Burton, chief operating officer. “Rapid7 is truly shaping the power of data and analytics to more effectively solve complex challenges in the security and IT markets. Our innovative technology platform and service offerings are allowing us to widen our competitive advantage and deliver an enhanced customer experience. I am excited about the opportunities that lie ahead for the company.”

About Andrew Burton

In October 2015, Burton joined Rapid7 as senior vice president of IT Search. Previously, he was the president and chief executive officer of Logentries, a leading provider of scalable, real-time machine data search and analytics technology, that was acquired by Rapid7. Prior to Logentries, Burton was senior vice president of products and engineering at LogMeIn, Inc., where he played an instrumental role in leading the company from venture-backed startup through a successful IPO and on to a high-growth public company. Burton has also held senior product and go-to-market roles at Symantec Corporation, IMLogic, and Groove Networks. Burton earned a BS from Oregon State University, a MS Information Systems from University College Dublin, and a MBA from Boston College.

About Rapid7

Rapid7 is a leading provider of security data and analytics solutions that enable organizations to implement an active, analytics-driven approach to cyber security. We combine our extensive experience in security data and analytics and deep insight into attacker behaviors and techniques to make sense of the wealth of data available to organizations about their IT environments and users. Our solutions empower organizations to prevent attacks by providing visibility into vulnerabilities and to rapidly detect compromises, respond to breaches, and correct the underlying causes of attacks. Rapid7 is trusted by more than 5,600 organizations across over 100 countries, including 37% of the Fortune 1000. To learn more about Rapid7 or get involved in our threat research, visit www.rapid7.com.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our growth strategy, future market opportunities and plans and objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, the ability of our products and professional services to correctly detect vulnerabilities, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to integrate acquired operations, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarterly period ended June 30, 2016, and subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Contact:

Mark Donohue

Vice President, Treasury and Investor Relations

857-415-4419 or investors@rapid7.com